Exhibit 99.1

Procore Announces Third Quarter 2022 Financial Results

Hosting Inaugural Investor Day on Wednesday, November 9

CARPINTERIA, CA – November 2, 2022 -- Procore Technologies, Inc. (NYSE: PCOR), a leading global provider of construction management software, today announced financial results for the third quarter ended September 30, 2022.

“Our excellent third quarter performance reflects the value that our investments in our platform continue to deliver to our customers,” said Tooey Courtemanche, Founder, President, and CEO of Procore. “Procore is designed to solve real problems while driving better business outcomes for our customers.”

“We delivered another quarter of impressive results on the top and bottom line, highlighted by growth across stakeholders and customer sizes, as well as operating margin improvement,” said Paul Lyandres, CFO of Procore. “These results are a testament to our deepening partnership with the industry, our focus on scaling efficiently, and the significant opportunity ahead of us. We look forward to sharing more at our upcoming Investor Day.”

Third Quarter 2022 Financial Highlights:

•	Revenue was $186 million, an increase of 41% year-over-year.
o	Including an $8.5 million contribution from Levelset.
•	GAAP gross margin was 80% and non-GAAP gross margin was 84%.
•	GAAP operating margin was (39%) and non-GAAP operating margin was (7%).
•	Operating cash inflow for the third quarter was $7 million.
•	Free cash outflow for the third quarter was $6 million.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Recent Business Highlights:

•

Added 683 net new organic customers in the third quarter, including 189 customers from LaborChart, which was integrated into our sales process in the third quarter, ending with a total of 14,086 organic customers.

o	Excluding over 3,000 customers from Levelset.
•	Launched Procore Workforce Management, a new end-to-end solution for the construction industry.
•	Partnered with FMI Corp. to release The State of Global Preconstruction Report, discussing the current environment for preconstruction and the characteristics of organizations that do it well.
•	Opened a new Middle East and North Africa office in Dubai, UAE following our successful launch in the region last year.

Leadership Updates:

On August 15, 2022, Procore announced the appointment of Steve Davis as Procore’s President of Product & Technology. In this role, Mr. Davis will lead Procore’s product, design, and engineering organizations.

Effective as of October 31, 2022, Dennis Lyandres resigned from his position as Procore’s Chief Revenue Officer and transitioned to a new position as Special Advisor to the CEO. In this new role, Mr. Lyandres will focus on certain areas of strategic importance to Procore’s future success, including international expansion and scale.

Fourth Quarter and Full Year 2022 Outlook:

Procore is providing the following guidance for the fourth quarter and full year 2022:

•	Fourth Quarter 2022 Outlook:
o	Revenue is expected to be in the range of $189 million to $191 million, representing year-over-year growth of 29% to 31%.
o	Non-GAAP operating margin is expected to be in the range of (10%) to (11%).
•	Full Year 2022 Outlook:
o	Revenue is expected to be in the range of $707 million to $709 million, representing year-over-year growth of 37% to 38%.
▪	Including $30 million from Levelset.
o	Non-GAAP operating margin is expected to be in the range of (11%) to (12%).

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future and cannot be reasonably determined or predicted at this time, although it is important to note that these factors could be material to Procore’s future GAAP financial results.

Quarterly Conference Call

Procore Technologies, Inc. will hold a conference call to discuss its third quarter results at 2:00 p.m., Pacific Time, on Wednesday, November 2, 2022. A live audio webcast will be accessible on Procore's investor relations website at http://investors.procore.com.

November 9, 2022 Investor Day

Procore Technologies, Inc. will host its inaugural Investor Day on Wednesday, November 9, 2022 from 9:00 a.m. to 1:00 p.m., Central Time. The event will be held in-person in conjunction with Groundbreak 2022, Procore’s leading construction technology conference, taking place at the Ernest N. Morial Convention Center in New Orleans, Louisiana.

A live webcast of the event will begin at 9:00 a.m., Central Time, on November 9, 2022. Interested parties can access the webcast by registering here: https://event.on24.com/wcc/r/3942677/88CF54CADD9D3C1614D66015F9723F06. A replay of the webcast will also be made available on Procore's investor relations website at http://investors.procore.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Procore and its industry that involve substantial risks and uncertainties. All statements in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or future financial or operating performance, and may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words, or other similar terms or expressions that concern Procore’s expectations, strategy, plans, or intentions.

Procore has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends that Procore believes may affect its business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors that could cause results to differ materially from Procore’s current expectations, including, but not limited to, our expectations regarding our financial performance, including revenues, expenses, and margins, and our ability to achieve or maintain future profitability, economic, and industry trends (in particular, the rate of adoption of construction management software and digitization of the construction industry, inflation, and challenging geopolitical conditions), our ability to attract new customers and retain and increase sales to existing customers, the performance of our corporate investments, our ability to expand internationally, our estimated total addressable market, and as set forth in Procore’s filings with the Securities and Exchange Commission. You should not place undue reliance on Procore’s forward-looking statements. Procore assumes no obligation to update any forward-looking statements to reflect events or circumstances that exist or change after the date on which they were made, except as required by law.

Non-GAAP Financial Measures

Procore believes that the use of certain non-GAAP financial measures as described below, when taken collectively, is helpful to investors because it provides consistency and comparability with past financial performance, and may assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. These non-GAAP financial measures are not prepared in accordance with U.S. generally accepted accounting principles, or GAAP.

Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Expenses, Non-GAAP Loss from Operations, Non-GAAP Operating Margin, Non-GAAP Net Loss, and Non-GAAP Net Loss per Share:  Procore defines these non-GAAP financial measures as the respective GAAP measures, excluding stock-based compensation expense, amortization of acquired intangible assets, employer payroll tax related to employee stock transactions, acquisition-related expenses, and the income tax effect of non-GAAP items. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by total revenue. Non-GAAP operating margin is the ratio calculated by dividing non-GAAP loss from operations by total revenue.

Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company's non-cash expenses, Procore believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for meaningful comparisons between its operating results from period to period. The expense related to amortization of acquired intangible assets is dependent upon estimates and assumptions, which can vary significantly and are unique to each asset acquired; therefore, Procore believes non-GAAP measures that adjust for the amortization of acquired intangible assets provide investors a consistent basis for comparison across accounting periods. The amount of employer payroll tax-related items on employee stock transactions is dependent on restricted stock unit settlements, option exercises, related stock price, and other factors that are beyond Procore’s control and that do not correlate to the operation of the business. When evaluating the performance of its business and making operating plans, Procore does not consider these items (for example, when considering the impact of equity award grants, the company places a greater emphasis on overall stockholder dilution than the accounting charges associated with such grants). Additionally, acquisition-related expenses, such as transaction costs and retention payments, are expenses that are not necessarily reflective of operational performance during a period. Procore believes that the exclusion of acquisition-related expenses provides for a useful comparison of our operating results to prior periods and to its peer companies, which commonly exclude these expenses. Income tax benefits relate to the release of a portion of our valuation allowance as a result of deferred tax liabilities recorded related to acquisitions that are available sources of income to realize our deferred tax assets. We exclude the income tax effect associated with our acquisitions from certain of our non-GAAP financial measures because we believe that excluding this provides meaningful supplemental information regarding our operational performance. Overall, Procore believes it is useful to exclude these expenses in order to better understand the long-term performance of its core business and to facilitate comparison of its results period-over-period and to those of peer companies. All of these non-GAAP financial measures are important tools for financial and operational decision-making and for evaluating Procore's own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to information provided by other companies in Procore's industry, as other companies in the industry may calculate non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on Procore's reported financial results. Further, stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in Procore's business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Procore's business.

Free Cash Flow: Procore defines free cash flow as net cash provided by (used in) operating activities, less purchases of property and equipment and capitalized software development costs. Procore believes free cash flow is an important liquidity measure of the cash (if any) that is available, after our operating activities and capital expenditures. Procore uses free cash flow in conjunction with traditional GAAP measures to assess its liquidity and evaluate the effectiveness of its business strategies. Once Procore’s business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

About Procore

Procore is a leading global provider of construction management software. Over 1 million projects and more than $1 trillion USD in construction volume have run on Procore's platform. Procore’s platform connects key project stakeholders to solutions Procore has built specifically for the construction industry—for the owner, the general contractor, and the specialty contractor. Procore's App Marketplace has a multitude of partner solutions that integrate seamlessly with Procore’s platform, giving construction professionals the freedom to connect with what works best for them. Headquartered in Carpinteria, California, Procore has offices around the globe. Learn more at Procore.com.

Media Contact

Elizabeth Locke

press@procore.com

Investor Contact

Matthew Puljiz

ir@procore.com

Procore Technologies, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share amounts)	2022	2021	2022	2021
Revenue	$186,429	$131,990	$518,150	$368,718
Cost of revenue (1)(2)(3)	37,779	22,693	107,846	68,545
Gross profit	148,650	109,297	410,304	300,173
Operating expenses:
Sales and marketing (1)(2)(3)(4)	109,608	70,356	306,806	224,226
Research and development (1)(2)(3)(4)	71,493	53,447	195,569	176,619
General and administrative (1)(3)(4)	39,362	35,051	123,181	110,805
Total operating expenses	220,463	158,854	625,556	511,650
Loss from operations	(71,813)	(49,557)	(215,252)	(211,477)
Interest income	2,143	51	2,895	100
Interest expense	(504)	(572)	(1,636)	(1,759)
Other expense, net	(698)	(653)	(1,045)	(880)
Loss before provision for income taxes	(70,872)	(50,731)	(215,038)	(214,016)
Provision for income taxes	333	11	709	177
Net loss	$(71,205)	$(50,742)	$(215,747)	$(214,193)
Net loss per share attributable to common stockholders, basic and diluted	$(0.52)	$(0.39)	$(1.59)	$(2.71)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	137,180,639	131,438,987	135,888,952	79,145,139

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands)
Cost of revenue	$1,835	$679	$5,339	$6,758
Sales and marketing	15,483	11,178	38,351	57,285
Research and development	17,758	15,064	43,910	69,627
General and administrative	9,701	11,262	28,281	52,259
Total stock-based compensation expense	$44,777	$38,183	$115,881	$185,929

(2)	Includes amortization of acquired intangible assets as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands)
Cost of revenue	$5,627	$1,086	$16,935	$3,258
Sales and marketing	3,106	404	9,318	1,349
Research and development	877	907	2,674	1,770
Total amortization of acquired intangible assets	$9,610	$2,397	$28,927	$6,377

(3)	Includes employer payroll tax on employee stock transactions as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands)
Cost of revenue	$99	$66	$248	$400
Sales and marketing	682	473	1,607	1,830
Research and development	638	386	2,188	2,208
General and administrative	304	170	1,031	885
Total employer payroll tax on employee stock transactions	$1,723	$1,095	$5,074	$5,323

(4)	Includes acquisition-related expenses as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands)
Sales and marketing	$655	$-	$1,070	$110
Research and development	1,679	251	3,870	442
General and administrative	3	2,472	2,122	2,914
Total acquisition-related expenses	$2,337	$2,723	$7,062	$3,466

Procore Technologies, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)	September 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$264,622	$586,108
Marketable securities	293,430	-
Accounts receivable, net	106,749	113,977
Contract cost asset, current	20,658	17,030
Prepaid expenses and other current assets	49,913	35,173
Total current assets	735,372	752,288
Capitalized software development costs, net	51,376	27,062
Property and equipment, net	40,666	36,837
Right of use assets - finance leases	37,459	39,623
Right of use assets - operating leases	45,494	44,052
Contract cost asset, non-current	33,528	25,889
Intangible assets, net	172,303	201,977
Goodwill	539,016	540,922
Other assets	22,090	22,007
Total assets	$1,677,304	$1,690,657
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity
Current liabilities
Accounts payable	$16,277	$15,490
Accrued expenses	83,079	65,907
Deferred revenue, current	329,072	301,557
Other current liabilities	30,475	20,750
Total current liabilities	458,903	403,704
Deferred revenue, non-current	5,023	4,024
Finance lease liabilities, non-current	45,790	47,344
Operating lease liabilities, non-current	39,935	41,573
Other liabilities, non-current	3,352	4,723
Total liabilities	553,003	501,368
Stockholders’ equity
Common stock	14	13
Additional paid-in capital	2,004,995	1,852,071
Accumulated other comprehensive loss	(2,749)	(583)
Accumulated deficit	(877,959)	(662,212)
Total stockholders’ equity	1,124,301	1,189,289
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$1,677,304	$1,690,657

Remaining performance obligation:

The remaining performance obligation was $714.9 million as of September 30, 2022, approximately 70% of which is expected to be recognized as revenue within 12 months. The remaining performance obligation was $497.3 million as of September 30, 2021, approximately 72% of which was expected to be recognized as revenue within 12 months.

Procore Technologies, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Operating activities
Net loss	$(71,205)	$(50,742)	$(215,747)	$(214,193)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Stock-based compensation	44,777	38,183	115,881	185,929
Depreciation and amortization	15,903	8,149	46,453	23,269
Accretion of discounts on marketable debt securities, net	(650)	-	(650)	-
Abandonment of long-lived assets	177	-	1,064	554
Noncash lease expense	2,751	1,865	7,559	5,600
Unrealized foreign currency loss, net	526	184	881	875
Deferred income taxes	288	192	(350)	93
Changes in operating assets and liabilities, net of effect of business combinations
Accounts receivable	(17,611)	(7,730)	6,726	3,383
Deferred contract cost assets	(5,228)	(2,011)	(12,589)	(7,073)
Prepaid expenses and other assets	(2,721)	(2,032)	(7,256)	(7,755)
Accounts payable	(3,785)	2,780	2,141	(128)
Accrued expenses and other liabilities	31,973	14,149	23,064	28,684
Deferred revenue	14,143	13,876	29,849	24,721
Operating lease liabilities	(2,751)	(1,725)	(7,110)	(3,654)
Net cash flow provided by (used in) operating activities	6,587	15,138	(10,084)	40,305
Investing activities
Purchases of property and equipment	(4,237)	(4,211)	(13,670)	(8,405)
Capitalized software development costs	(8,531)	(4,459)	(24,783)	(10,175)
Purchases of strategic investments	(635)	-	(3,653)	(3,450)
Purchases of marketable securities	(293,078)	-	(293,078)	-
Originations of materials financing	(7,491)	-	(16,750)	-
Customer repayments of materials financing	5,736	-	11,997	-
Acquisition of a business, net of cash acquired	-	(8)	-	(19,990)
Settlement of post-close working capital adjustments from business combinations	-	-	1,291	-
Net cash flow used in investing activities	(308,236)	(8,678)	(338,646)	(42,020)
Financing activities
Proceeds from initial public offering, net of underwriting commissions and discounts	-	-	-	665,129
Proceeds from stock option exercises	4,741	6,187	19,345	35,313
Payments of deferred offering costs	-	(319)	(270)	(3,846)
Proceeds from employee stock purchase plan	-	-	11,513	-
Payment of deferred business acquisition consideration	-	-	-	(475)
Principal payments under finance lease agreements, net of proceeds from lease incentives	(486)	(433)	(1,330)	(1,175)
Net cash flow provided by financing activities	4,255	5,435	29,258	694,946
Net (decrease) increase in cash, cash equivalents and restricted cash	(297,394)	11,895	(319,472)	693,231
Effect of exchange rate changes on cash	(1,208)	(309)	(2,014)	(1,040)
Cash, cash equivalents and restricted cash, beginning of period	566,328	1,063,858	589,212	383,253
Cash, cash equivalents and restricted cash, end of period	$267,726	$1,075,444	$267,726	$1,075,444

Procore Technologies, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited)

Reconciliation of gross profit and gross margin to non-GAAP gross profit and non-GAAP gross margin:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(dollars in thousands)
Revenue	$186,429	$131,990	$518,150	$368,718
Gross profit	148,650	109,297	410,304	300,173
Stock-based compensation expense	1,835	679	5,339	6,758
Amortization of acquired technology intangible assets	5,627	1,086	16,935	3,258
Employer payroll tax on employee stock transactions	99	66	248	400
Non-GAAP gross profit	$156,211	$111,128	$432,826	$310,589
Gross margin	80%	83%	79%	81%
Non-GAAP gross margin	84%	84%	84%	84%

Reconciliation of operating expenses to non-GAAP operating expenses:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(dollars in thousands)
Revenue	$186,429	$131,990	$518,150	$368,718
GAAP sales and marketing	109,608	70,356	306,806	224,226
Stock-based compensation expense	(15,483)	(11,178)	(38,351)	(57,285)
Amortization of acquired intangible assets	(3,106)	(404)	(9,318)	(1,349)
Employer payroll tax on employee stock transactions	(682)	(473)	(1,607)	(1,830)
Acquisition-related expenses	(655)	-	(1,070)	(110)
Non-GAAP sales and marketing	$89,682	$58,301	$256,460	$163,652
GAAP sales and marketing as a percentage of revenue	59%	53%	59%	61%
Non-GAAP sales and marketing as a percentage of revenue	48%	44%	49%	44%

GAAP research and development	$71,493	$53,447	$195,569	$176,619
Stock-based compensation expense	(17,758)	(15,064)	(43,910)	(69,627)
Amortization of acquired intangible assets	(877)	(907)	(2,674)	(1,770)
Employer payroll tax on employee stock transactions	(638)	(386)	(2,188)	(2,208)
Acquisition-related expenses	(1,679)	(251)	(3,870)	(442)
Non-GAAP research and development	$50,541	$36,839	$142,927	$102,572
GAAP research and development as a percentage of revenue	38%	40%	38%	48%
Non-GAAP research and development as a percentage of revenue	27%	28%	28%	28%

GAAP general and administrative	$39,362	$35,051	$123,181	$110,805
Stock-based compensation expense	(9,701)	(11,262)	(28,281)	(52,259)
Employer payroll tax on employee stock transactions	(304)	(170)	(1,031)	(885)
Acquisition-related expenses	(3)	(2,472)	(2,122)	(2,914)
Non-GAAP general and administrative	$29,354	$21,147	$91,747	$54,747
GAAP general and administrative as a percentage of revenue	21%	27%	24%	30%
Non-GAAP general and administrative as a percentage of revenue	16%	16%	18%	15%

Reconciliation of loss from operations and operating margin to non-GAAP loss from operations and non-GAAP operating margin:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(dollars in thousands)
Revenue	$186,429	$131,990	$518,150	$368,718
Loss from operations	(71,813)	(49,557)	(215,252)	(211,477)
Stock-based compensation expense	44,777	38,183	115,881	185,929
Amortization of acquired intangible assets	9,610	2,397	28,927	6,377
Employer payroll tax on employee stock transactions	1,723	1,095	5,074	5,323
Acquisition-related expenses	2,337	2,723	7,062	3,466
Non-GAAP loss from operations	$(13,366)	$(5,159)	$(58,308)	$(10,382)
Operating margin	(39%)	(38%)	(42%)	(57%)
Non-GAAP operating margin	(7%)	(4%)	(11%)	(3%)

Reconciliation of net loss and net loss per share to non-GAAP net loss and non-GAAP net loss per share:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(dollars in thousands)
Revenue	$186,429	$131,990	$518,150	$368,718
Net loss	(71,205)	(50,742)	(215,747)	(214,193)
Stock-based compensation expense	44,777	38,183	115,881	185,929
Amortization of acquired intangible assets	9,610	2,397	28,927	6,377
Employer payroll tax on employee stock transactions	1,723	1,095	5,074	5,323
Acquisition-related expenses	2,337	2,723	7,062	3,466
Income tax effect of non-GAAP items	(48)	-	62	-
Non-GAAP net loss	$(12,806)	$(6,344)	$(58,741)	$(13,098)

Numerator:
Non-GAAP net loss	$(12,806)	$(6,344)	$(58,741)	$(13,098)

Denominator:
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	137,180,639	131,438,987	135,888,952	79,145,139

GAAP net loss per share, basic and diluted	$(0.52)	$(0.39)	$(1.59)	$(2.71)
Non-GAAP net loss per share, basic and diluted	$(0.09)	$(0.05)	$(0.43)	$(0.17)

Computation of free cash flow:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands)
Net cash provided by (used in) operating activities	$6,587	$15,138	$(10,084)	$40,305
Purchases of property and equipment	(4,237)	(4,211)	(13,670)	(8,405)
Capitalized software development costs	(8,531)	(4,459)	(24,783)	(10,175)
Non-GAAP free cash flow	$(6,181)	$6,468	$(48,537)	$21,725